Exhibit 99.1

KEANE SIGNS LETTER OF INTENT TO ACQUIRE NIMS ASSOCIATES

Acquisition to Deepen Keane Expertise in Financial Services and Insurance Markets;

Extend Company Presence in Major Midwest Markets

BOSTON—February 11, 2004—Keane, Inc. (NYSE: KEA), a leading business and information technology (IT) consulting firm, today announced that it has entered into a letter of intent to acquire Nims Associates, Inc., an information technology and consulting services company with offices in the Midwest and Advanced Development Centers in Indianapolis and Dallas.  Nims had $48 million in revenue for its 2003 fiscal year.

Keane expects to pay $20 million in cash for Nims, with the potential to pay up to an additional $15 million in earn-out consideration over the next three years, contingent upon the achievement of certain future financial targets. The deal is expected to close by the end of February and will be accretive to Keane’s earnings in 2004.

Nims has a 25-year track record of strong project delivery in IT consulting, training, and outsourcing services with a long-term client base of Fortune 1000 companies, particularly in financial services and insurance.  The Company’s commitment to customer service, exceptional delivery capabilities, and blue chip client base made Nims an attractive addition to Keane.

“The outstanding strategic and cultural match between our two companies helped drive this acquisition,” said Bob Atwell, Keane senior vice president of North American Business Operations. “We see great opportunity for expanded customer relationships by introducing our Application Outsourcing, Business Processing Outsourcing and global delivery services to Nims’ strong client base.”

After the transaction closes, it is expected that Nims Chairman Bruce Nims will retire and that Nims president Dwight Berryman will join Keane as a group vice president reporting to Bob Atwell.

“By joining with Keane, our clients gain access to comprehensive application and business process outsourcing services, thereby increasing the business value we can deliver to them,” said Berryman. “Keane brings the size, capacity, and financial strength that will enable us to compete successfully for larger contracts. It also provides strong opportunities for our staff in terms of personal development and career growth.”

The acquisition is subject to the execution of a mutually acceptable merger agreement and customary closing conditions, including the receipt of necessary consents and approvals by third parties, and will require the approval of Nims’ shareholders.

About Keane

Keane, Inc. (NYSE: KEA), helps clients to improve their business operations and IT effectiveness by delivering a broad range of business consulting and outsourcing services designed to achieve near-term and sustainable business benefit.  Specifically, Keane focuses on three highly synergistic service offerings: Applications Outsourcing, Application Development & Integration, and Business Process Outsourcing.  Keane believes that business and IT improvements are best realized by streamlining and optimizing business and IT processes, implementing rigorous management disciplines, and fostering a culture of accountability through meaningful performance metrics.  Keane delivers its services through an integrated network of branch offices in North America and the United Kingdom, and via SEI CMM Level 5 evaluated Advanced Development Centers (ADCs) in Canada and India.  Information on Keane is available on the Internet at www.keane.com.

Statements in this press release that are not historical facts and that relate to future plans or events are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the anticipated results, synergies and future opportunities, timetable for integration and other expected benefits of Keane’s acquisition of Nims Associates, Inc. on Keane’s financial results.  There are a number of important factors that could cause actual results to differ materially from those projected or forecasted in these forward-looking statements, including: unanticipated disruptions to business, uncertainties relating to the ability to realize anticipated synergies, the ability to consummate the acquisition of Nims, assuming the acquisition of Nims, the ability to successfully integrate Nims with and into Keane’s existing business, as well as other factors identified in Keane’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, filed with the Securities and Exchange Commission. Keane disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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